Exhibit 10.1
COMMITMENT INCREASE AGREEMENT
This COMMITMENT INCREASE AGREEMENT (this “Agreement”), dated as of December 17, 2010, is entered into by and among (1) FULL HOUSE RESORTS, INC., a Delaware corporation (the “Borrower”) and (2) the New Lender identified in Section 2 below, with respect to the following:
A. The Borrower, the lenders from time to time party thereto (the “Lenders”) and Wells Fargo Bank, National Association as administrative agent for the Lenders (the “Administrative Agent”) have previously entered into that certain Credit Agreement, dated as of October 29, 2010 (as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”). Capitalized terms are used in this Agreement as defined in the Credit Agreement, unless otherwise defined herein.
B. The Borrower has elected to exercise the increase option to increase the Total Term Loan Commitment and Total Revolving Loan Commitment under Section 2.01(h) of the Credit Agreement.
C. On the terms and subject to the conditions set forth in this Agreement, the New Lender identified in Section 2 below is willing to provide such increase as set forth in Section 2 below.
D. Substantially concurrently herewith, the New Lender is entering into (i) an Assignment Agreement with Wells Fargo Bank, National Association (“Wells Fargo”) pursuant to which the New Lender is obtaining by assignment from Wells Fargo a Term Loan Commitment in the amount of $1,302,631.57 and a Revolving Loan Commitment in the amount of $197,368.43 and (ii) an Assignment Agreement with Capital One, N.A. (“Capital One”) pursuant to which the New Lender is obtaining by assignment from Capital One a Term Loan Commitment in the amount of $1,302,631.58 and a Revolving Loan Commitment in the amount of $197,368.42 (collectively, the “Assignment Agreements”).
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1. Effectiveness. The effectiveness of the provisions of Section 2 of this Agreement is subject to the satisfaction of the conditions further described in Section 3 of this Agreement.

2. Increase Option.
(a) The Borrower hereby requests that the Total Term Loan Commitment be increased in the amount of $1,736,842.11 and Total Revolving Loan Commitment be increased in the amount of $263,157.89 pursuant to Section 2.01(h) of the Credit Agreement (collectively, the “Greenshoe Increase”) and the Borrower proposes that the Increase Effective Date for the Greenshoe Increase be December 17, 2010, but in any event the Borrower understands and agrees that the Increase Effective Date for the Greenshoe Increase shall be the Agreement Effective Date (as defined in Section 3 below). In connection with the foregoing request, the certificate of the Borrower certifying that no Default or Event of Default exists or will occur as a result of such increase in the Total Term Loan Commitment and Total Revolving Loan Commitment as contemplated in Section 3(c) below shall be deemed to satisfy the requirement for such certificate under Section 2.01(h) of the Credit Agreement.
(b) On the terms and subject to the conditions of this Agreement, in furtherance of the Borrower’s request for the Greenshoe Increase, as of the Agreement Effective Date, the New Lender agrees to provide a Term Loan Commitment in the amount of $1,736,842.11 and a Revolving Loan Commitment in the amount of $263,157.89 on the Increase Effective Date.
(c) After giving effect the Greenshoe Increase and the Assignment Agreements, the New Lender shall have the Term Loan Commitment, Revolving Loan Commitment, Term Proportionate Share and Revolving Proportionate Share set forth opposite such New Lender’s name on Attachment 1 attached hereto.
(d) As a matter of convenience, Schedule I attached hereto reflects the Term Loan Commitment, Revolving Loan Commitment, Term Proportionate Share and Revolving Proportionate Share of each of the Lenders (including the New Lender) after giving effect to the Assignment Agreements and the Greenshoe Increase.
Bank of Nevada is the “New Lender” for purposes of the Credit Agreement and this Agreement.
3. Conditions Precedent to the Effectiveness of this Agreement. The effectiveness of the provisions of Section 2 of this Agreement is conditioned upon, and such provisions shall not be effective until, satisfaction of the following conditions (the first date on which all of the following conditions have been satisfied being referred to herein as the “Agreement Effective Date”):
(a) The Administrative Agent shall have received, on behalf of the New Lender, this Agreement, duly executed and delivered by the Borrower and the New Lender.
(b) The Administrative Agent shall have received the Assignment Agreements, duly executed and delivered by the parties thereto.
(c) The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower, dated as of the Agreement Effective Date, certifying (i) that attached thereto are true and correct copies of resolutions duly adopted by the governing body of the Borrower and continuing in effect, which authorize the execution, delivery and performance by the Borrower of this Agreement and the consummation of the transactions contemplated hereby and thereby, (ii) the incumbency, signatures and authority of the officers of the Borrower authorized to execute, deliver and perform this Agreement and (iii) the conditions set forth in Sections 3(e), (f) and (g) of this Agreement are satisfied as of the Agreement Effective Date.

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(d) The Administrative Agent shall have received (i) the fee described in Section 2 of the Fee Letter in respect of the New Lender and (ii) the arrangement fee described in Section 1 of the Fee Letter with respect to the Greenshoe Increase, in each case due and payable in full on the Agreement Effective Date.
(e) The representations and warranties set forth in this Agreement shall be true and correct in all material respects as of the Agreement Effective Date.
(f) All required third party consents and approvals required in connection with this Agreement have been obtained.
(g) No Event of Default has occurred and is continuing or shall occur as a result of the Greenshoe Increase.
4. Representations and Warranties. In order to induce the New Lender to enter into this Agreement and to provide its Term Loan Commitment and Revolving Loan Commitment, the Borrower represents and warrants to the Administrative Agent and each other Lender as follows:
(a) Authorization of Agreements. The execution and delivery of this Agreement by the Borrower and the performance by the Borrower of the Credit Agreement (with the increase in the Total Term Loan Commitment and Total Revolving Loan Commitment as set forth in this Agreement) (hereafter referred to as the “Increased Credit Agreement”) (i) are within the power of the Borrower and (ii) have been duly authorized by all necessary actions on the part of the Borrower.
(b) Enforceability. Each of this Agreement and the Increased Credit Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.
(c) Non-Contravention. The execution and delivery by the Borrower of this Agreement and the performance by the Borrower of each of this Agreement and the Increased Credit Agreement do not (i) violate any Requirement of Law applicable to the Borrower; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any Contractual Obligation of the Borrower; (iii) result in the creation or imposition of any Lien (or the obligation to create or impose any Lien) upon any property, asset or revenue of the Borrower or (iv) violate any provision of any existing law, rule, regulation, order, writ, injunction or decree of any court or Governmental Authority to which it is subject.

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(a) Governmental Consents. Except as provided in Nevada Gaming Commission Regulation 8.130 with respect to Stockman’s Casino, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person (including without limitation, the equity holders of any Person) is required for the due execution, delivery and performance by the Borrower of this Agreement, except for those which have been made or obtained and are in full force and effect.
(d) Representations and Warranties in the Credit Agreement. The Borrower confirms that as of the Agreement Effective Date and after giving effect to this Agreement, (i) the representations and warranties contained in Article IV of the Credit Agreement and in the other Credit Documents are true and correct in all material respects (except for such representations and warranties made as of a specified date, which shall be true as of such date) and (ii) no Default or Event of Default has occurred and is continuing.
5. New Lender Agreements, Representations and Warranties.
(a) Effective on the Agreement Effective Date, New Lender hereby (i) accepts and assumes all rights and obligations under the Credit Documents of a Lender with the principal amount of Commitments for such New Lender set forth in the Increase Agreement, (ii) agrees to be bound by the Credit Agreement as it would have been if it had been an original Lender party thereto, and (iii) agrees to perform in accordance with their terms all of the obligations which are required under the Credit Documents to be performed by it as a Lender. New Lender appoints and authorizes the Administrative Agent, the Collateral Agent and the Security Trustee to take such actions as agent on its behalf and to exercise such powers under the Credit Documents as are delegated to Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto.
(b) New Lender confirms that it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement.
(c) New Lender will, independently and without reliance upon the Administrative Agent or any Lender and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Credit Documents.
(d) Set forth on New Lender’s signature page to this Agreement is certain administrative information with respect to New Lender.
(e) On or before the Agreement Effective Date, New Lender shall comply with the provisions of Section 2.12(e) of the Credit Agreement.

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6. Miscellaneous.
(a) Reference to and Effect on the Credit Agreement and the other Credit Documents.
(i) Except as specifically set forth in this Agreement, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed by the Borrower in all respects.
(ii) The execution and delivery of this Agreement and performance of the Increased Credit Agreement shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders under, the Credit Agreement or any of the other Credit Documents.
(b) Expenses. The Borrower acknowledges that all reasonable costs and expenses of the Administrative Agent incurred in connection with this Agreement will be paid by the Borrower in accordance with Section 8.02 of the Credit Agreement.
(c) Headings. Section and subsection headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.
(d) Counterparts. This Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes. Transmission by telecopier (or by email of a PDF or similar electronic image file) of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart.
(e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules other than Section 5-1401 of the General Obligations Law of the State of New York.
7. Credit Documents. This Agreement is a Credit Document as defined in the Credit Agreement, and the provisions of the Credit Agreement generally applicable to Credit Documents are applicable hereto and incorporated herein by this reference.
[This Space Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

FULL HOUSE RESORTS, INC., a Delaware corporation

By:

Name:
Title:
[Signature Page to Commitment Increase Agreement — Full House]

BANK OF NEVADA, as the New Lender

By:

Name:
Title:

Notices:

Bank of Nevada 2700 W. Sahara Avenue Las Vegas, Nevada 89102 Attention: Maria C. Fernandez Tel. No. (702) 252-6131 Fax No. (702) 252-3720 E-mail: mfernandez@bankofnevada.com

Domestic and Euro-Dollar Lending Office:

Bank of Nevada 2700 W. Sahara Avenue Las Vegas, Nevada 89102 Attention: Cathy Lynch Tel. No. (702) 252-6141 Fax No. (702) 248-3861 E-mail: clynch@bankofnevada.com
[Signature Page to Commitment Increase Agreement — Full House]

ACKNOWLEDGED AND AGREED (INCLUDING THAT THE NEW LENDER IS ACCEPTABLE):

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:

Name:
Title:
[Signature Page to Commitment Increase Agreement — Full House]

ATTACHMENT 1
NEW LENDER

		Revolving		Term
Name of New	Revolving Loan	Proportionate	Term Loan	Proportionate
Lender	Commitment	Share	Commitment	Share

Bank of Nevada	$657,894.74	13.15789480%	$4,342,105.26	13.15789473%

SCHEDULE I
THE LENDERS

		Revolving		Term
	Revolving Loan	Proportionate	Term Loan	Proportionate
Name of Lender	Commitment	Share	Commitment	Share

Wells Fargo Bank, National Association	$1,973,684.20	39.47368400%	$13,026,315.80	39.47368424%

Capital One, N.A.	$1,710,526.32	34.21052640%	$11,289,473.68	34.21052630%

Nevada State Bank	$657,894.74	13.15789480%	$4,342,105.26	13.15789473%

Bank of Nevada	$657,894.74	13.15789480%	$4,342,105.26	13.15789473%

Total	$5,000,000	100.00%	$33,000,000.00	100.00%

[Signature Page to Commitment Increase Agreement — Full House]